EXHIBIT 10.48

PROMISSORY NOTE

$	, 2009

FOR VALUE RECEIVED, ________[insert name of Project LLC here], a Wisconsin limited liability company (“Maker”) hereby promises to pay to the order of Rockwell Holdings I, LLC, a Wisconsin limited liability company, or its assigns ( “Holder”), c/o Matthew Bluhm at 1418 North Lake Shore Drive, Suite 29, Chicago, IL 60610, the amount of the Project Loan funded by Investor, as set forth in that certain Master Investment Agreement between CareView Communications, Inc., a Nevada corporation, and Holder dated as of November 16, 2009 (the “Master Investment Agreement”) , with respect to the Project (as defined in the Master Investment Agreement) at _______________________ [insert name of Project Hospital here] located at __________________ [insert address of Project Hospital here}, up to the maximum amount of $____________ [insert amount equal to  1/2 of Project Room Estimate times $1,650], together with interest on such portions thereof as shall from time to time remain unpaid (the “principal balance”) at the rate of ten percent (10%) per annum, commencing on the date hereof, and until paid in full.

Principal shall be payable in equal monthly installments of one-half of the aggregate monthly fees for the Primary Package payable under the Project Hospital Contract (including any amendments thereof) (i.e. one-half the per camera fee times the number of cameras covered by the Project Hospital Contract), which payments shall commence on the earlier to occur of the date that monthly Primary Package payments fees first become payable under the Project Hospital Contract or six months from the date of this Note, and further provided that the entire outstanding principal balance of this Note and all interest accrued thereon shall be paid in full on or before the third anniversary of the date that payments commence hereunder.

All accrued interest on the principal balance shall also be due and payable on each principal payment date.

No principal or interest due under this Note may be pre-paid , nor may this Note be paid in full prior to maturity, without the consent of Holder, which consent may be denied or withheld for any reason.

Interest shall be computed on the principal balance on a daily rate basis of 1/365 of the annual rate. All payments shall be applied first to interest on the principal balance at the rate herein specified and then to principal.

This Note is given pursuant to the terms of the Master Services Agreement, and any notice required hereunder may be given in the manner that notices are given as provided for in the Master Services Agreement.

At the option of the holder of this Note, the unpaid principal balance and all accrued but unpaid interest shall become immediately due and payable, without notice or demand, upon the occurrence at any time of (1) the failure of Maker to pay any amount of principal or interest when the same becomes due under this Note, provided Maker has received written notice of such default and has failed to cure the same within thirty-five (35) days of the receipt of such notice, (2) the making of an assignment for the benefit of creditors by Maker, the appointment of a receiver for all or substantially all of the property of Holder, or the filing by Maker of a petition in bankruptcy or other similar proceeding under law for relief of debtors, (3) the filing against Maker of a petition in bankruptcy or other similar proceeding under law for relief of debtors, provided that such petition is not vacated or discharged within ninety (90) days after the filing thereof, (4) the dissolution of Maker, or (5) the default by Maker, after notice thereof and a 35 day right to cure, under any agreements securing this Note or any other agreements between Maker and Holder, including, without limitation, Maker’s Operating Agreement.

Waiver of any default of any kind in the performance of Holder’s obligations under this Note shall not constitute a waiver of any other default of Holder’s obligations under this Note.

Without affecting the liability of any maker or any endorser or surety, Holder may, without notice, renew or extend the time of payment, accept partial payments or agree not to sue any party liable on it. Presentment, protest, demand, and notice of dishonor are waived.

If this Note is not paid when due, whether at maturity or by acceleration, Maker and all endorsers, sureties and guarantors agree to pay all reasonable costs of collection, including but not limited to reasonable attorneys’ fees and reasonable expenses incurred by Holder on account of such collection, whether or not suit is commenced.

This Note shall be governed by and construed, interpreted and enforced in accordance with the laws of the State of Wisconsin.

This Note is secured by a certain general business security agreement granted by maker to Holder.

MAKER:
________________________, LLC,
a Wisconsin limited liability company

By:	CareView Communications, Inc.,
a Nevada corporation, its Manager

By:
Its: